EXHIBIT 11.0

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                                Years Ended
                                                                December 31,

(in thousands, except per share amounts)                     2000         1999
                                                            -------      -------

Net income                                                  $24,477      $31,664
                                                            -------      -------
Weighted average common shares outstanding                   18,846       18,527
Earnings per common share                                   $  1.30      $  1.71
                                                            =======      =======
Total weighted average common shares outstanding             18,846       18,527
Additional dilutive shares using ending
  period market value versus average market
  value for the period when utilizing the Treasury
  stock method regarding stock options                          686          413
                                                            -------      -------
Total shares for fully diluted earnings per share            19,532       18,940
                                                            -------      -------
Fully diluted earnings per common share and
  common share equivalents                                  $  1.25      $  1.67
                                                            =======      =======


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

Signature

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                        New York Community Bancorp, Inc.
                        --------------------------------
                                  (Registrant)

                /s/ Joseph R. Ficalora                  03/27/01
                ----------------------                  --------
                Joseph R. Ficalora
                Chairman, President, and
                Chief Executive Officer
                (Principal Executive Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:



/s/ Joseph R. Ficalora         03/27/01  /s/ Robert Wann                    03/27/01
----------------------         --------  ---------------------------        --------
Joseph R. Ficalora                       Robert Wann
                                         Executive Vice President,
Chairman, President, and                 Comptroller, and Chief Financial
Chief Executive Officer                  Officer (Principal Financial and
(Principal Executive Officer)            Accounting Officer


/s/ Harold E. Johnson          03/27/01  /s/ Donald M. Blake                03/27/01
----------------------         --------  ---------------------------        --------
Harold E. Johnson                        Donald M. Blake
Director                                 Director


/s/ Max L. Kupferberg          03/27/01  /s/ Henry E. Froebel               03/27/01
----------------------         --------  ---------------------------        --------
Max L. Kupferberg                        Henry E. Froebel
Director                                 Director


/s/ Howard C. Miller           03/27/01  /s/ Dominick Ciampa                03/27/01
----------------------         --------  ---------------------------        --------
Howard C. Miller                         Dominick Ciampa
Director                                 Director


/s/ Richard H. O'Neill         03/27/01  /s/ Msgr. Thomas J. Hartman        03/27/01
----------------------         --------  ---------------------------        --------
Richard H. O'Neill                       Msgr. Thomas J. Hartman
Director                                 Director


/s/ Michael J. Levine          03/27/01  /s/ Robert M. Sprotte              03/27/01
----------------------         --------  ---------------------------        --------
Michael J. Levine                        Robert M. Sprotte
Director                                 Director


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